Exhibit 99.5

AMENDMENT NO. 1 TO
GUARANTY AGREEMENT

	AMENDMENT NO. 1 dated July 24, 2001 to Guaranty Agreement dated July 6, 2000 (hereinafter referred to as the "Original Guaranty Agreement"), by Electronic Retailing Systems International, Inc., a corporation duly organized and validly existing under the laws of the State of Connecticut (collectively, with each additional guarantor becoming a party to the Original Guaranty Agreement, as amended hereby, in the manner therein set forth, hereinafter referred to as the "Subsidiary Guarantor"), and wholly-owned subsidiary of Electronic Retailing Systems International, Inc., a corporation and existing under the laws of the State of Delaware
(hereinafter referred to as the "Maker"), for the benefit of the holders of the Notes therein identified (as such holders may from time to time be constituted, hereinafter referred to as the "Holders").

W I T N E S S E T H:

	WHEREAS, the Subsidiary Guarantor has executed the Original Guaranty Agreement, which remains in full force and effect; and

	WHEREAS, the Super-Required Holders (as defined in the Original Guaranty Agreement) have consented to the amendments to the Original Guaranty Agreement set forth herein;

	NOW, THEREFORE, in exchange for valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Subsidiary Guarantor, the Original Guaranty Agreement is hereby amended so as: (i) to modify the definition of "notes" thereunder to refer solely to the "8% Notes" (as defined thereunder); and (ii) to delete the reference under clause (ii) of Section 1.1 thereof to "and the Security Agreement (as defined in the Notes) and substitute in lieu thereof a reference to "and (solely insofar as securing the payment and performance of the 8% Notes) the Security Agreement (as defined in the Notes).


	IN WITNESS WHEREOF, the Subsidiary Guarantor has executed this Amendment No. 1 as of the date first-above written.

						ELECTRONIC RETAILING SYSTEMS
						  INTERNATIONAL, INC., a
						  Connecticut corporation


						By s/Norton Garfinkle
						   ----------------------------
							Chairman
ACKNOWLEDGED BY:

ELECTRONIC RETAILING SYSTEMS
  INTERNATIONAL, INC., a
  Delaware corporation


By s/Norton Garfinkle
   ---------------------------
     Chairman